Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No.1 to Registration Statement No. 333-275243 on Form S-1 of our report dated April 29, 2024, relating to the financial statements of Falcon’s Beyond Global, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Tampa, Florida
May 28, 2024